Exhibit 99.1


Reporting Person:				   Glenn H.
Hutchins (1)
Date of Event:					   December 20, 2005
Name of
Issuer:						 Ameritrade Holding Corporation (AMTD)

(1)   List of
names and addresses of each joint filer:

	 Joint Filer:				    Silver
Lake Partners, L.P.
	 Address:					   2725 Sand Hill Road, Suite 150

						Menlo Park, CA 94025

	 Designated Filer:			    Glenn H.
Hutchins
	 Issuer:					    Ameritrade Holding Corporation (AMTD)
	 Date
of Event Requiring Statement:  December 20, 2005

	 Joint Filer:
Silver Lake Investors, L.P.
	 Address:					   2725 Sand Hill Road, Suite
150
						Menlo Park, CA 94025

	 Designated Filer:				   Glenn H.
Hutchins
	 Issuer:					   Ameritrade Holding Corporation (AMTD)
	 Date
of Event Requiring Statement:  December 20, 2005

	 Joint Filer:
Silver Lake Technology Investors, L.L.C.
	 Address:					   2725 Sand Hill
Road, Suite 150
						Menlo Park, CA 94025

	 Designated Filer:
Glenn H. Hutchins
	 Issuer:					   Ameritrade Holding Corporation (AMTD)

	 Date of Event Requiring Statement:  December 20, 2005